UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 29, 2017 (June 27, 2017)

The Meet Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On June 27, 2017, The Meet Group, Inc., a Delaware corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with Harvest Small Cap Partners Master Ltd., Harvest Small Cap Partners, LP, Harvest Small Cap Partners GP, LLC, Harvest Capital Strategies LLC, and Jeffrey B. Osher (collectively, the “Investor Group”) regarding, among other matters, the membership and composition of the Board of Directors of the Company (the “Board”).

Pursuant to the Cooperation Agreement, the Company agreed to (i) increase the size of the Board from six (6) to seven (7) members, no later than June 27, 2017, and not to, without the unanimous approval of the Board, increase the size of the Board beyond seven (7) members until the expiration of the Standstill Period (as defined below), (ii) accept the resignation of one existing member of the Board, (iii) appoint Jim Parmelee as a director of the Company with a term expiring at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) and until his successor is duly elected and qualified, (iv) no later than ninety (90) calendar days from the date of the execution of the Cooperation Agreement, appoint one of the candidates included in the approved director candidate pool list attached to the Cooperation Agreement (as such list may be amended from time to time with the mutual agreement of the Company and the Investor Group) as a director of the Company (“New Director B”) with a term on the Board expiring at the 2018 Annual Meeting and until his or her successor is duly elected and qualified, and (v) following their respective appointments to the Board, appoint each of Mr. Parmelee and New Director B (each, a “New Director” and, collectively, the “New Directors”) to at least one (1) of the three (3) standing committees of the Board that the Company is required to maintain in accordance with the NASDAQ listing standards; provided that, with respect to each such committee appointment, the New Director is and continues to remain eligible to serve as a member of such committee pursuant to applicable law and the rules of NASDAQ that are applicable to the composition of such committee.

The Cooperation Agreement also provides that if any of the New Directors (or any replacement director) is unable to serve as a director for any reason, resigns as a director, or is removed as a director prior to the end of the Standstill Period and at such time the Investor Group beneficially owns in the aggregate at least three percent (3.0%) of the Company’s then outstanding common stock, par value $0.001 per share (the “Common Stock”), subject to adjustment, then the Investor Group and the Company will work together in good faith to appoint a mutually agreed-upon replacement director.

Under the terms of the Cooperation Agreement, the Investor Group has agreed to certain standstill provisions with respect to the Investor Group’s actions with regard to the Company and its Common Stock, for the duration of the Standstill Period, which is defined in the Cooperation Agreement as the period commencing on the date of the Cooperation Agreement and ending at 11:59 p.m., Eastern Time, on the date of the certification of the vote of stockholders at the 2018 Annual Meeting. The standstill provisions generally prohibit the Investor Group and its Affiliates (as defined below) from taking specified actions during the Standstill Period with respect to the Company and its securities, including, among others: (i) soliciting or participating in the solicitation of proxies; (ii) joining any other “group” or becoming party to any voting arrangement or agreement; (iii) seeking or encouraging others to submit nominations for the election or removal of directors; (iv) making stockholder proposals at any annual or special meeting of stockholders or offers with respect to mergers, acquisitions and other business combinations; or (v) calling, or supporting another stockholder’s call of, a special meeting of stockholders.

Pursuant to the Cooperation Agreement, the Investor Group has agreed that at each annual and special meeting of stockholders held prior to the expiration of the Standstill Period, the Investor Group will (i) appear at such stockholders’ meeting or otherwise cause all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates (as such terms are defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be counted as present thereat for purposes of establishing a quorum; (ii) vote, or cause to be voted, all shares of Common Stock beneficially owned by each Investor and their respective Affiliates and Associates on the Company’s proxy card or voting instruction form in favor of (a) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (b) except in connection with any Opposition Matter (as defined below) or Other Voting Recommendation (as defined below), each of the stockholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s definitive proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for stockholder approval by the Board, and against all matters which the Board recommends against stockholder approval; and (iii) not execute any proxy card or voting instruction form in respect of such stockholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Board. Pursuant to the Cooperation Agreement, in the event that Institutional Stockholder Services Inc. (“ISS”) issues a recommendation with respect to any matter (other than with respect to the election of nominees as directors to the Board or the removal of directors from the Board) that is different from the recommendation of the Board, each of the Investors shall have the right to vote on the Company’s proxy card or voting instruction form in accordance with the ISS recommendation (the “Other Voting Recommendation”). Under the Cooperation Agreement, “Opposition Matter” means any of the following transactions, but only to the extent submitted by the Board to the Company’s stockholders for approval: (A) the sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions; (B) the sale or transfer of a majority of the outstanding shares of the Company’s Common Stock (through a merger, stock purchase, or otherwise); (C) any merger, consolidation, acquisition of control, or other business combination that results in a Change of Control (as defined in the Cooperation Agreement) of the Company; (D) any tender or exchange offer; (E) any dissolution, liquidation, or reorganization; (F) any changes in the Company’s capital structure (but excluding any proposal regarding the adoption or amendment of equity plans, all of which shall not be deemed an Opposition Matter for purposes of the Cooperation Agreement); or (G) any other transactions that would result in a Change of Control of the Company.

Pursuant to the Cooperation Agreement, the Investor Group has also agreed that in connection with any action by written consent that is sought to be taken by any party, other than the Company or the Board, prior to the expiration of the Standstill Period, each of the Investors will not vote and will take all necessary action, including, without limitation, the execution and completion of any consent revocation card solicited by the Company or the Board, in accordance with the recommendation of the Board, to cause not to be voted, any of their shares of Common Stock beneficially owned by each Investor and/or their respective Affiliates and Associates on any consent card related to or affecting the removal, replacement, or election of Board members and solicited by any party, other than the Company or the Board.

Pursuant to the Cooperation Agreement, the Investor Group has also agreed that in connection with any demand by a stockholder of the Company that the Company call a special meeting of stockholders, made prior to the expiration of the Standstill Period, each of the Investors will not vote and will take all necessary action, including, but not limited to, the execution and completion of any consent revocation card solicited by the Company or the Board in accordance with the recommendation of the Board, to cause not to be voted, any of their shares of Common Stock beneficially owned by each Investor and/or their respective Affiliates and Associates for any special meeting demand proposed or sought to be made by any party.

The foregoing description of the Cooperation Agreement is qualified in its entirely by reference to the Cooperation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On June 24, 2017, Ernesto Cruz notified the Board of his resignation as a member of the Board and as a member of all committees of the Board on which he served, effective June 27, 2017, the date of the execution of the Cooperation Agreement (such resignation, the “Director Resignation”). The Director Resignation was not in connection with a disagreement relating to the Company’s operations, policies or practices.

(d)     On June 26, 2017, the Board voted to increase the size of the Board from six (6) to seven (7) members effective with the execution of the Cooperation Agreement. The Board also voted to appoint Mr. Parmelee as a director of the Company effective with the execution of the Cooperation Agreement. Concurrent with his appointment to the Board, Mr. Parmelee was appointed to the Board’s Audit Committee.

The Board has determined that Mr. Parmelee qualifies as an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Mr. Parmelee will receive compensation for his services (consisting of cash retainers and eligibility for equity awards) under the Company’s director compensation program applicable to non-employee directors. In connection with his appointment as a director, Mr. Parmelee will enter into the Company’s standard form of indemnification agreement.

Except as disclosed in this Current Report on Form 8-K, there are currently no arrangements or understandings between Mr. Parmelee and any other person pursuant to which Mr. Parmelee was appointed to serve as a member of the Board. The Company is not aware of any transaction involving Mr. Parmelee requiring disclosure under Item 404(a) of Regulation S-K.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by the Company on June 27, 2017 announcing the execution of the Cooperation Agreement and the appointment of Mr. Parmelee to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1

Cooperation Agreement dated June 27, 2017 by and among The Meet Group, Inc. and Harvest Small Cap Partners Master Ltd., Harvest Small Cap Partners, LP, Harvest Small Cap Partners GP, LLC, Harvest Capital Strategies LLC, and Jeffrey B. Osher.*

99.1	The Meet Group, Inc. Press Release issued on June 27, 2017.

*Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEET GROUP, INC.

Date: June 29, 2017	By:	/s/ Geoffrey Cook
Name: Geoffrey Cook
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Cooperation Agreement dated June 27, 2017 by and among The Meet Group, Inc. and Harvest Small Cap Partners Master Ltd., Harvest Small Cap Partners, LP, Harvest Small Cap Partners GP, LLC, Harvest Capital Strategies LLC, and Jeffrey B. Osher.*

99.1	The Meet Group, Inc. Press Release issued on June 27, 2017.

*Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.